Exhibit 23.1


Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
TORONTO, ONTARIO, OTTAWA








                    CONSENT OF SCHWARTZ LEVITSKY FELDMAN LLP


The undersigned, Schwartz Levitsky Feldman llp, Chartered Accountants hereby consents to the use of our name and use of our report of Independent Registered Accounting Firm dated December 30, 2004 except for notes 1 and 14 as to which the date is January 20, 2005 for Medina Coffee, Inc. as filed with its Registration on Form SB-2 and being filed by the Company.


                                               /s/ Schwartz Levitsky Feldman llp
Toronto, Ontario, Canada                      Chartered Accountants
January 21, 2005